Exhibit 1.1

Aspire Real Estate Investors, Inc.

Shares of Common Stock

FORM OF UNDERWRITING AGREEMENT

, 2020

MORGAN STANLEY & CO. LLC

B. RILEY SECURITIES, INC.

WELLS FARGO SECURITIES, LLC

BMO CAPITAL MARKETS CORP.

as Representatives of the several Underwriters

c/o MORGAN STANLEY & CO. LLC

1585 Broadway

New York, New York 10036

c/o B. RILEY SECURITIES, INC.

299 Park Avenue, 21st Floor

New York, New York 10171

c/o WELLS FARGO SECURITIES, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

c/o BMO CAPITAL MARKETS CORP.

3 Times Square, 25th Floor

New York, NY 10036

Ladies and Gentlemen:

Aspire Real Estate Investors, Inc., a Maryland corporation (the “Company”), Aspire Real Estate Investors, L.P., a Delaware limited partnership (the “Subsidiary Partnership”), and Aspire REIT Manager, LLC, a Delaware limited liability company (the “Manager”), hereby confirm their respective agreements with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Morgan Stanley & Co. LLC, B. Riley Securities, Inc., Wells Fargo Securities, LLC and BMO Capital Markets Corp. are acting as representatives (in such capacity, together, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) set forth in Schedule I hereto totaling [•] shares of Common Stock in the aggregate (the “Initial Shares”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) to purchase all or any part of [•] additional shares of Common Stock to cover over-allotments, if any (the “Option Shares”). The Initial Shares and all or any part of the Option Shares are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has entered into subscription agreements, dated [•], 2020 (the “External Private Placement Agreements”), with [•] (the “External Private Placement Purchasers”), pursuant to which the Company has agreed to issue and sell to the External Private Placement Purchasers an aggregate of [•] shares of Common Stock (the “External Private Placement Shares”) at a purchase price of $[•] per share [and an aggregate $[•] of ownership interests in the Subsidiary Partnership (the “External Private Placement Partnership Units”)] (such transactions, the “External Private Placement”).

The Company has entered into stock purchase agreements, dated [•], 2020 (the “Management Private Placement Purchase Agreements,” and collectively with the External Private Placement Purchase Agreements, the “Private Placement Purchase Agreements”), with affiliates of the Manager and certain members of the Company’s senior management team (the “Management Private Placement Purchasers,” and collectively with the External Private Placement Purchasers, the “Private Placement Purchasers”), pursuant to which the Company has agreed to issue and sell to the Management Private Placement Purchasers an aggregate of [•] shares of Common Stock (the “Management Private Placement Shares” and collectively with the External Private Placement Shares, the “Private Placement Shares”), at a purchase price of $[•] per share [and an aggregate $[•] of ownership interests in the Subsidiary Partnership (the “Management Private Placement Partnership Units” and collectively with the External Private Placement Partnership Units, the “Private Placement Units”)] (such transactions, the “Management Private Placement” and together with the External Private Placement, the “Private Placements”).

Concurrently with or shortly after the Closing Time (as defined below), the Company, the Subsidiary Partnership and the Subsidiaries (as defined below) will complete a series of acquisitions described more fully in the Registration Statement, the Disclosure Package and the Prospectus (each as defined below) under the captions “Prospectus Summary—Our Formation and Operating Structure” and “Structure and Formation of our Company—Formation Transactions” (collectively, the “Property Acquisitions”). As part of the Property Acquisitions, the Subsidiary Partnership and the Subsidiaries will acquire the nine multifamily properties (collectively, the “Properties”) described in the Registration Statement, the Disclosure Package and the Prospectus and in furtherance of the Property Acquisitions have entered into, or will enter into, as of the Closing Time, as the case may be, the agreements listed on Schedule III to this Agreement (each, a “Property Acquisition Agreement” and, collectively, the “Property Acquisition Agreements”).

In addition, (i) prior to or concurrently with the Closing Time, the Company and the Manager will enter into a management agreement (the “Management Agreement”), pursuant to which the Manager will externally manage and advise the Company, the Subsidiary Partnership and the Subsidiaries and (ii) concurrently with the closing of each Property Acquisition, the Subsidiary Partnership will enter into a property management agreement (collectively, the “Property Management Agreements”) with a property manager that is affiliated with the Manager (the “Property Manager”) pursuant to which the Property Manager will manage, operate, maintain and lease each Property. The Manager will be owned and controlled by Avanath Capital Management, LLC, Series E (“Avanath”) and MacFarlane Partners, LLC or one or more of its affiliates (“MacFarlane”).

As used in this Agreement, “Transactions” means, collectively, the Private Placements, the Property Acquisitions and entry into the Management Agreement and the Property Management Agreements.

As used in this Agreement, “Transaction Documents” means, collectively, the Private Placement Purchase Agreements, the Property Acquisition Agreements, the Management Agreement and the Property Management Agreements. As used in this Agreement, “Transaction Entities” means, collectively, the Property Manager, Avanath and its affiliates and its managed funds and MacFarlane and its affiliates and its managed funds that are parties to the Transaction Documents.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-249285) including a related preliminary prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time, such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to Rule 430A of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus included in the Registration Statement before it was declared effective by the Commission under the Securities Act, and any preliminary form of prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the “Preliminary Prospectus.” The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto.

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined below), (ii) the Issuer Free Writing Prospectuses and Free Writing Prospectuses (each as defined below), if any, identified in Part A of Schedule II to this Agreement and (iii) the pricing information included in Part B of Schedule II to this Agreement, all considered together.

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations.

The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

The term “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) of the Securities Act Regulations that has been made available without restriction to any person.

The Company and each of the Underwriters agree as follows:

1.                                      Sale and Purchase:

(a)                                 Initial Shares. Upon the basis of the warranties and representations and other terms and conditions set forth in this Agreement, at the purchase price per share of Common Stock of $[•], (i) the Company agrees to sell to the Underwriters an aggregate of [•] Initial Shares and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I to this Agreement opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)                                 Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions set forth in this Agreement, at the purchase price per share of Common Stock set forth in Section 1(a), less an amount per share equal to any dividend or distribution declared by the Company and payable on the Initial Shares but not payable on the Option Shares, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company up to [•] Option Shares plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representatives, but shall not be later than three full business days (and shall not, without the consent of the Company, be earlier than two full business days) after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I to this Agreement opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

2.                                      Payment and Delivery:

(a)                                 Initial Shares. The Initial Shares to be purchased by the Underwriters hereunder, in book-entry form, and in such authorized denominations and registered in such names and amounts as the Representatives may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company, upon at least 48 hours’ prior notice. To the extent the Initial Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Company will cause the certificates representing the Initial Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time with respect thereto at the office of B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on [•], 2020 (unless another time and date shall be agreed to by the Representatives and the Company). The time and date at which such delivery and payment are actually made is referred to herein as the “Closing Time.”

(b)                                 Option Shares. Any Option Shares to be purchased by the Underwriters hereunder, in book-entry form, and in such authorized denominations and registered in such names and amounts as the Representatives may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company, upon at least 48 hours’ prior notice. To the extent any Option Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least 24 hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing.

(c)                                  Directed Shares. Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to directors, officers, employees and business associates and other parties related to the Company (collectively, the “Directed Share Participants”), as set forth in each of the Disclosure Package and the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Directed Share Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

3.                                      Representations and Warranties of the Company:

Each of the Company and the Subsidiary Partnership, jointly and severally, hereby represents and warrants to the Underwriters as of the date of this Agreement, the Initial Sale Time, as of the Closing Time and as of any Option Closing Time, as the case may be, that:

(a)                                 the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland, with requisite corporate power and authority to (i) own, lease or operate its properties (including properties to be owned, leased or operated by the Company, the Subsidiary Partnership or any Subsidiary upon the consummation of the Property Acquisitions) and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) execute and deliver this Agreement and the Transaction Documents to which the Company is a party and to consummate the transactions contemplated by this Agreement and the Transaction Documents and (iii) as the sole member of Aspire Real Estate TRS, LLC (“Aspire TRS”), which is the sole general partner of the Subsidiary Partnership, to cause the Subsidiary Partnership to enter into and perform the Subsidiary Partnership’s obligations under this Agreement and any Transaction Documents to which the Subsidiary Partnership is a party;

(b)                                 the Subsidiary Partnership is a limited partnership duly formed and validly existing and in good standing under the laws of the State of Delaware, with requisite limited partnership power and authority to (i) own, lease or operate its properties (including properties to be owned, leased or operated by the Subsidiary Partnership or any Subsidiary upon the consummation of the Property Acquisitions) and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and (ii) execute and deliver this Agreement and the Transaction Documents to which the Subsidiary Partnership is a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents;

(c)                                  each of the subsidiaries of the Company and the Subsidiary Partnership (all of which are listed in Exhibit 21 to the Registration Statement) (each a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to (i) own, lease or operate its properties (including properties to be owned, leased or operated by any Subsidiary upon the consummation of the Property Acquisitions) and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and (ii) execute and deliver any Transaction Documents to which such Subsidiary is a party and consummate the transactions contemplated by such Transaction Documents; the Subsidiaries are the only subsidiaries, direct or indirect, of the Company;

(d)                                 commencing with its short taxable year ending December 31, 2020, the Company will be organized in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operations, as described in each of the Registration Statement, the Disclosure Package and the Prospectus, will enable it to satisfy the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable year ending December 31, 2020 and thereafter; to the knowledge of either the Company or the Subsidiary Partnership, there is no event that would cause, or is reasonably likely to cause, the Company to fail to qualify as a REIT under the Code;

(e)                                  commencing with the month in which the public offering of the Shares occurs, the Company will be organized in conformity with the requirements for qualification as a “qualified opportunity fund” (a “QOF”) under Section 1400Z-2 of the Code and the Company’s proposed method of operations, as described in each of the Registration Statement, the Disclosure Package and the Prospectus, will enable it to satisfy the requirements for qualification as a QOF under the Code for the Company’s taxable year ending December 31, 2020 and thereafter; to the knowledge of either the Company or the Subsidiary Partnership, there is no event that would cause, or is reasonably likely to cause, the Company to fail to qualify as a QOF under the Code or to be subject to a penalty under Section 1400Z-2 of the Code;

(f)                                   the Company had, as of September 30, 2020, the capitalization set forth in the Disclosure Package and the Prospectus in the column entitled “Historical” under the caption “Capitalization”; all of the issued and outstanding shares of capital stock of the Company, all of the ownership interests in the Subsidiary Partnership (“Partnership Units”) and all of the equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and are, or upon consummation of the Transactions, will be directly or indirectly owned of record and beneficially by the Company free and clear of all liens, encumbrances and equities and claims, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the Company’s charter and bylaws (collectively, the “Charter Documents”), under the agreement of limited partnership of the Subsidiary Partnership (the “Partnership Agreement”), under the certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, certificate of limited partnership or agreement of limited partnership of any Subsidiary (collectively, the “Subsidiary Organizational Documents”) or under any agreement to which the Company, the Subsidiary Partnership or such Subsidiary is a party or otherwise, except as disclosed in or contemplated by both the Disclosure Package and the Prospectus;

(g)                                  there are no outstanding (i) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, securities or obligations of the Company, the Subsidiary Partnership or any Subsidiary convertible into or exchangeable for any capital stock of the Company, Partnership Units, or equity interests of any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company, the Subsidiary Partnership or any Subsidiary any such capital stock, Partnership Units or equity interests or any such convertible or exchangeable securities or obligations convertible into or exchangeable for any capital stock of the Company, Partnership Units or equity interests of any Subsidiary or (iii) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, obligations of the Company, the Subsidiary Partnership or any Subsidiary to issue or sell any shares of capital stock, Partnership Units or equity interests or any such warrants, rights or options, or any such convertible or exchangeable securities or obligations convertible into or exchangeable for any capital stock of the Company, Partnership Units or equity interests of any Subsidiary; other than as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company, the Subsidiary Partnership and the Subsidiaries do not own and, upon the consummation of the Transactions, will not own directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association; none of the Subsidiary Partnership or any Subsidiary is currently prohibited or restricted, directly or indirectly, from paying any dividends or distributions to the Company or the Subsidiary Partnership or any Subsidiary or from making any other distribution with respect to any Partnership Units or such Subsidiary’s equity interests, from repaying to the Company, the Subsidiary Partnership or any Subsidiary any amounts which may from time to time become due under any loans or advances to the Subsidiary Partnership or such Subsidiary from the Company, the Subsidiary Partnership or such Subsidiary or from transferring any of the Subsidiary Partnership’s or such Subsidiary’s property or assets to the Company, the Subsidiary Partnership or any Subsidiary; Aspire TRS is a wholly owned subsidiary of the Company and is the sole general partner of the Subsidiary Partnership;

(h)                                 the Shares, the Private Placement Shares to be issued and sold by the Company, the Private Placement Units and the Partnership Units to be issued by the Subsidiary Partnership in exchange for the Company’s contribution to the Subsidiary Partnership of the net proceeds of the offering of the Shares and the Private Placement Shares (including the Partnership Units to be issued to Aspire TRS) contemplated by this Agreement (the “Contribution Units”) have been duly authorized for issuance, sale and delivery pursuant to this Agreement, the Private Placement Agreements and the Partnership Agreement, and, when issued and delivered by the Company or the Subsidiary Partnership against payment therefor in accordance with the terms of this Agreement, the Private Placement Agreements and the Partnership Agreement, respectively, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares and the Private Placement Shares by the Company and the Private Placement Partnership Units and Contribution Units by the Subsidiary Partnership are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the Charter Documents, under the Partnership Agreement, under any agreement to which the Company or the Subsidiary Partnership is a party or otherwise; the forms of certificate, if any, for the Shares and the Private Placement Shares conform to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Charter Documents; the offer and sale of the Private Placement Shares and the offer and sale of the Private Placement Partnership Units and Contribution Units will be made without registration of the Private Placement Shares, Private Placement Partnership Units or the Contribution Units, respectively, under the Securities Act in reliance upon the exemptions from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and are exempt from the registration requirements of applicable state securities laws;

(i)                                     each of the Company, the Subsidiary Partnership and the Subsidiaries conducts its respective business as described in the Registration Statement, the Disclosure Package and the Prospectus; the Company, the Subsidiary Partnership and each of the Subsidiaries is and, upon the consummation of the Transactions, will be duly qualified or licensed by, and in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and such qualification or licensing is necessary except where the failure, individually or in the aggregate, to be so qualified or licensed would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company, the Subsidiary Partnership and the Subsidiaries taken as a whole (a “Material Adverse Effect”);

(j)                                    the Company, the Subsidiary Partnership and each of its Subsidiaries has and, upon the consummation of the Property Acquisitions, will have legal, valid and defensible title to, or a valid leasehold interest in, all assets and properties (including properties to be owned or leased by the Company, the Subsidiary Partnership or any Subsidiary upon the consummation of the Property Acquisitions) reflected as owned or leased by it, in the Registration Statement, the Disclosure Package and the Prospectus (whether through fee ownership, leasehold interests or similar rights or interests), in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except such as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; any real property, buildings, improvements, equipment or personal property held under lease by the Company, the Subsidiary Partnership or any Subsidiary is or, upon the consummation of the Transactions, will be held under a lease that is valid, existing and enforceable, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity, by the Company, the Subsidiary Partnership or such Subsidiary, with such exceptions as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and none of the Company, the Subsidiary Partnership or any Subsidiary has received any written notice of any claim that is adverse to the rights of the Company, the Subsidiary Partnership or any Subsidiary under any such lease, except as is disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; except as is disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, none of the Company, the Subsidiary Partnership or any Subsidiary, upon the consummation of the Property Acquisitions, will own or lease any real property other than the Properties (including real property to be owned or leased by the Company, the Subsidiary Partnership or any Subsidiary upon the consummation of the Property Acquisitions); none of the Company, the Subsidiary Partnership or any Subsidiary operates any real property (including real property to be owned or leased by the Company, the Subsidiary Partnership or any Subsidiary upon the consummation of the Property Acquisitions) and the Property Manager, upon the consummation of the Property Acquisitions will operate all real property owned or leased by the Company, the Subsidiary Partnership or any Subsidiary (including real property to be owned or leased by the Company, the Subsidiary Partnership or any Subsidiary upon the consummation of the Property Acquisitions);

(k)                                 the statements set forth in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Description of Capital Stock,” “Material U.S. Federal Income Tax Considerations,” “Certain Provisions of Maryland Law and of our Charter And Bylaws,” “ERISA Considerations,” “Shares Eligible for Future Resale,” and “Prospectus Summary-Overview of Opportunity Zone Program” to the extent such statements purport to summarize matters of federal law or legal conclusions with respect thereto are accurate summaries in all material respects; to the extent the Registration Statement, the Disclosure Package or the Prospectus purport to summarize all material contracts, agreements, instruments and other documents required to be described therein, such summaries are accurate in all material respects; there are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required;

(l)                                     upon the consummation of the Property Acquisitions, the Company, the Subsidiary Partnership or any Subsidiary will hold the lessor’s interest under the leases entered into with any tenant occupying a real property leased to it by the Company, the Subsidiary Partnership or any Subsidiary (collectively, the “Leases”); except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company, the Subsidiary Partnership or its Subsidiaries has entered into any agreement that would reasonably be expected to have a Material Adverse Effect on the value of such Properties as a whole or would materially interfere with the use made and proposed to be made of such properties as a whole by the Company, the Subsidiary Partnership or any Subsidiary; except as disclosed in the Registration Statement, the Disclosure Package and the

Prospectus or as would not reasonably be expected to have a Material Adverse Effect, upon consummation of the Property Acquisitions, none of the Company, the Subsidiary Partnership or any Subsidiary nor, to the Company’s or the Subsidiary Partnership’s knowledge, any other party to any Lease is or, upon the consummation of the Transactions, will be in breach or default of any such Lease and to the Company’s or the Subsidiary Partnership’s knowledge, no event has occurred or been threatened, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would permit termination under such Lease; except as would not reasonably be expected to have a Material Adverse Effect, each of the Leases is or, upon the consummation of the Property Acquisitions, will be valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity; none of the Company, the Subsidiary Partnership or any Subsidiary has waived in writing any material provision under any Lease except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no tenant under any Lease has an option, right of first offer or right of first refusal to purchase the premises demised under such Lease except for such options, rights of first offer or rights of first refusal which, if exercised, would not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, any ground lease under which the Company, the Subsidiary Partnership or any Subsidiary leases the land on which any property owned or leased by the Company, the Subsidiary Partnership or any Subsidiary (including properties to be owned or leased by the Company, the Subsidiary Partnership or any Subsidiary upon the consummation of the Property Acquisitions) is located is in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity; and none of the Company, the Subsidiary Partnership or any Subsidiary is in default in respect of any of the terms or provisions of any such ground lease and none of the Company, the Subsidiary Partnership or any Subsidiary has received notice of the assertion of any claim by anyone adverse to the rights of the Company, the Subsidiary Partnership or any such Subsidiary, as the case may be, as lessee under any such ground lease, or affecting or questioning the rights of the Company, the Subsidiary Partnership or any such Subsidiary to the continued possession or use of such property under any such ground lease or of a default under any such ground lease, except in each case, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(m)                             except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, (1) all real property owned or leased by the Company, the Subsidiary Partnership or any Subsidiary (including real property to be owned, leased or operated by the Company, the Subsidiary Partnership or any Subsidiary upon the consummation of the Transactions) is free of structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company, the Subsidiary Partnership or a Subsidiary, as the case may be, has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; and (2) to the Company’s or the Subsidiary Partnership’s knowledge, water, storm water, sanitary sewer, electricity and telephone service are all available (or, with respect to properties under development, will be available) at the property lines of such properties over duly dedicated streets or perpetual easements of record benefiting such properties;

(n)                                 except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, the Company, the Subsidiary Partnership or any applicable Subsidiary has obtained (or will obtain upon consummation of the Property Acquisitions) an owner’s or leasehold title insurance policy from a title insurance company licensed to issue such policy, on any real property owned in fee or leased (including properties to be owned or leased by the Company, the Subsidiary Partnership or any Subsidiary upon the consummation of the Property Acquisitions), as the case may be, by the Company, the Subsidiary Partnership or any Subsidiary that insures its fee or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where its properties are located;

(o)                                 upon the consummation of the Property Acquisitions, each of the real properties owned or leased by the Company, the Subsidiary Partnership or any Subsidiary will comply with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants except such failures (if any) as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; there is no pending or, to the knowledge of the Company or the Subsidiary Partnership, threatened condemnation, zoning change or other similar proceeding or action that will in any material respect affect the size or use of, improvements on, or construction on or access to the properties (including properties to be owned or leased by the Company, the Subsidiary Partnership or any Subsidiary upon the consummation of the Property Acquisitions), except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(p)                                 the Company, the Subsidiary Partnership and each Subsidiary owns or possesses and, upon consummation of the Transactions, will own or possess such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) as are necessary to entitle the Company, the Subsidiary Partnership and each Subsidiary to conduct the Company’s, the Subsidiary Partnership’s and each Subsidiary’s business described in the Registration Statement, the Disclosure Package and the Prospectus, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the Company, the Subsidiary Partnership or any Subsidiary has received written notice of any infringement of or conflict with (and the Company, the Subsidiary Partnership and each Subsidiary does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would reasonably be expected to have a Material Adverse Effect;

(q)                                 the material information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) of the Company, the Subsidiary Partnership or any the Subsidiary are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company, the Subsidiary Partnership and the Subsidiaries as currently conducted, and to the knowledge of the Company and the Subsidiary Partnership, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company, the Subsidiary Partnership and the Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)); there have been no breaches, violations, outages or unauthorized uses of or accesses to Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except for those that may be remedied without any material cost to the Company, the Subsidiary Partnership and the Subsidiaries, taken as a whole; the Company, the Subsidiary Partnership and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

(r)                                    none of the Company, the Subsidiary Partnership or any Subsidiary has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it (including any law, rule, regulation, order decree or judgment applicable to it upon the consummation of the Transactions) and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee

Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder (“ERISA”), except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(s)                                   there are no outstanding loans or advances or guarantees of indebtedness by the Company, the Subsidiary Partnership or any Subsidiary to or for the benefit of any of the officers, directors, affiliates or representatives of the Company, the Subsidiary Partnership or any Subsidiary or any of the members of the families of any of them;

(t)                                    except for compensation payable to the Underwriters pursuant to this Agreement and a fee payable to Accord Europe Limited (“Accord”) equal to 1.0% of the gross proceeds of the External Private Placement from investors identified by Accord (the “Accord Fee”) and a fee payable to Morgan Stanley & Co. LLC and B. Riley Securities, Inc. equal to 2.0% of the gross proceeds of the External Private Placement (together with the Accord Fee, the “Private Placement Fees”), none of the Company, the Subsidiary Partnership or any Subsidiary has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated by this Agreement or in connection with the Transactions;

(u)                                 none of the Company, the Subsidiary Partnership or any Subsidiary is in violation of, in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a violation of, a breach of, or a default under) (i) the Charter Documents, the Partnership Agreement or the Subsidiary Organizational Documents, as applicable, or (ii) any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company, the Subsidiary Partnership or any Subsidiary is a party or by which it or its properties (including properties to be owned or leased by the Company, the Subsidiary Partnership or any Subsidiary upon the consummation of the Transactions) are bound or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company, the Subsidiary Partnership or any Subsidiary (including any law, regulation, rule, decree, judgment, permit or order applicable to it upon the consummation of the Transactions), except, in the case of clauses (ii) and (iii) above, for such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(v)                                 the execution, delivery and performance by the Company and the Subsidiary Partnership of this Agreement and the execution, delivery and performance by the Company, the Subsidiary Partnership and any Subsidiary of any Transaction Document to which it is a party, the issuance, sale and delivery by the Company of the Shares and Contribution Units contemplated by this Agreement and the Partnership Agreement and the Private Placement Shares and Private Placement Partnership Units contemplated by the Private Placement Purchase Agreements and the Partnership Agreement, the use of the proceeds from the sale of the Shares, the Private Placement Shares and the Private Placement Partnership Units as described in the Registration Statement, the Disclosure Package and the Prospectus, the consummation by the Company and the Subsidiary Partnership of the transactions contemplated by this Agreement, the consummation by the Company, the Subsidiary Partnership or any Subsidiary of the transactions contemplated by any Transaction Document to which it is a party, the compliance by the Company and the Subsidiary Partnership with the terms and provisions of this Agreement and compliance by the Company, the Subsidiary Partnership and any Subsidiary with the terms and provisions of any Transaction Document to which it is a party will not result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property (including properties to be owned or leased by the Company, the Subsidiary Partnership or any Subsidiary upon the consummation of the Transactions) or asset of the Company, the Subsidiary Partnership or any Subsidiary or conflict with, or result in any violation of or any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a violation of or a breach of or a default under), (i) any provision of the Charter Documents, the Partnership Agreement or any Subsidiary Organizational Documents, (ii) any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company, the Subsidiary Partnership or any Subsidiary is a party or by which it or its respective properties (including properties to be owned or leased by the Company, the Subsidiary Partnership or any Subsidiary upon the consummation of the

Transactions) may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, consent, license, permit or order applicable to the Company, the Subsidiary Partnership or any Subsidiary (including any law, regulation, rule, decree, judgment, consent, license, permit or order applicable to it upon the consummation of the Transactions), except in the case of clauses (ii) or (iii) above for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or a Material Adverse Effect on consummation of the transaction contemplated hereby;

(w)                               this Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Partnership;

(x)                                 each Transaction Document (i) has been or prior to the Closing Time, or, in the case of the Property Management Agreements, as of the closing of the acquisition of each respective Property, will be duly authorized, executed and delivered by the Company, the Subsidiary Partnership and each Subsidiary, to the extent any such party is a party thereto, and (ii) will constitute a legal, valid and binding agreement of the Company, the Subsidiary Partnership and any such Subsidiary enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the enforceability of the indemnification provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(y)                                 the Shares conform in all material respects to the description thereof contained in each of the Registration Statement, the Disclosure Package and the Prospectus;

(z)                                  no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or approval of the stockholders of the Company is required in connection with the execution, delivery and performance by the Company, the Subsidiary Partnership, any Subsidiary or any Transaction Entity, to the extent any such party is a party thereto, of this Agreement or any of the other Transaction Documents, or the consummation by the Company, the Subsidiary Partnership, any such Subsidiary or any such Transaction Entity of the transactions contemplated by this Agreement or such Transaction Documents, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time, the relevant Option Closing Time, or, in the case of the Property Acquisitions, at the time of the closing of each Property Acquisition, as the case may be, (ii) as may be required under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the New York Stock Exchange (the “NYSE”), or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and (iv) such other approvals, authorizations, consents, orders or filings the failure of which to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(aa)                          Upon the consummation of the Transactions, the Company, the Subsidiary Partnership and the applicable Subsidiaries will have all necessary licenses, permits, certificates, authorizations, consents and approvals necessary to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus and have provided all necessary notices and made all necessary filings required to be provided or made under any federal, state, local or foreign law, regulation or rule necessary to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus and have obtained or will have obtained, as applicable, all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons in order to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except, in each case, to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the Company, the Subsidiary Partnership or any Subsidiary is or, upon consummation of the Transactions, will be in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment necessary to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, the effect of which would reasonably be expected to have a Material Adverse Effect;

(bb)                          the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Subsidiary Partnership, are contemplated or threatened by the Commission;

(cc)                            any Preliminary Prospectus when filed and the Registration Statement as of its effective date and as of the date hereof complied and, as it may be further amended after the date hereof, will comply, and any Preliminary Prospectus, the Prospectus and any further amendments or supplements thereto, each when filed with the Commission, complied or will comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(dd)                          the Registration Statement, as of its effective date and as of the date hereof, did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Disclosure Package does not, and the Prospectus, and any amendment or supplement thereto will not, as of the applicable filing date, the date hereof, at the Closing Time and at each Option Closing Time, if any, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the Company and the Subsidiary Partnership make no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, any Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company or the Subsidiary Partnership expressly for use therein (that information furnished being limited to the information described as such in the last sentence of Section 10(b));

(ee)                            as of [[•] a.m./p.m.] E.[S].T. on [•], 2020 (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Shares and at the Closing Time and at each Option Closing Time, if any, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Free Writing Prospectus and broadly available road show, when considered together with the Disclosure Package, did not, and at the Closing Time and at each Option Closing Time, if any, each such Free Writing Prospectus and each such broadly available road show, when considered together with the Disclosure Package, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Subsidiary Partnership make no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company or the Subsidiary Partnership expressly for use therein (that information furnished being limited to the information described as such in the last sentence of Section 10(b));

(ff)                              each Issuer Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement;

(gg)                            the Company is not an “ineligible issuer” in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act

Regulations; each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company, the Subsidiary Partnership or any Subsidiary complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(hh)                          except for the Issuer Free Writing Prospectuses identified in Schedule II to this Agreement, and any electronic road show relating to the public offering of the Shares, none of the Company, the Subsidiary Partnership or any Subsidiary has prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus;

(ii)                                  any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Representatives for use in connection with the public offering of the Shares contemplated by this Agreement have been or will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(jj)                                the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus; each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range;

(kk)                          from the time of initial confidential submission of a draft registration statement relating to the Shares with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing the Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act; “Testing the Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(ll)                                  none of the Company, the Subsidiary Partnership or any Subsidiary has (i) engaged in any Testing the Waters Communication other than through, or as disclosed to, the Representatives or (ii) authorized anyone other than the Representatives to engage in Testing the Waters Communications; the Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing the Waters Communications; except through, or as disclosed to, the Representatives, none of the Company, the Subsidiary Partnership or any Subsidiary has distributed any Written Testing the Waters Communications (as defined below); “Written Testing the Waters Communications” means any Testing the Waters Communication that is a “written communication” within the meaning of Rule 405 of the Securities Act Regulations; no individual Testing the Waters Communication, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(mm)                  other than as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus, or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or the Subsidiary Partnership, threatened against the Company, the Subsidiary Partnership or any Subsidiary, or any of their respective properties (including properties to be owned or leased by the Company, the Subsidiary Partnership or any Subsidiary upon the consummation of the Transactions), directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency;

(nn)                          subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, and except as may be otherwise stated in each of the Registration Statement, the Disclosure Package and the Prospectus, there has not been (i) any event, circumstance or change that has, or would reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company, the Subsidiary Partnership and the

Subsidiaries, taken as a whole, contemplated or entered into by the Company, the Subsidiary Partnership or any Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, the Subsidiary Partnership or any Subsidiary, other than in the ordinary course of business, which is material to the Company, the Subsidiary Partnership and the Subsidiaries, taken as a whole, (iv) any dividend or distribution of any kind declared, paid or made by the Company, the Subsidiary Partnership or any Subsidiary on any class of its capital stock, Partnership Units or equity interests or any purchase by the Company, the Subsidiary Partnership or any Subsidiary of any of its outstanding capital stock, Partnership Units or equity interests or (v) any change of the capital stock, Partnership equity interests or indebtedness of the Company, the Subsidiary Partnership or any Subsidiary;

(oo)                          none of the Company, the Subsidiary Partnership or any Subsidiary is and, upon the consummation of the Transactions, the offering and sale of the Shares as contemplated by this Agreement and the Private Placement Shares and the Private Placement Partnership Units as contemplated by the Private Placement Purchase Agreements and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations promulgated thereunder);

(pp)                          there are no persons with registration rights or other similar rights to have any securities registered by the Company, the Subsidiary Partnership or any Subsidiary for sale pursuant to the Registration Statement or the Prospectus;

(qq)                          none of the Company, the Subsidiary Partnership or any Subsidiary or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder (such rules and regulations, the “Exchange Act Regulations”) or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the bylaws of FINRA) any member firm of FINRA;

(rr)                                none of the Company, the Subsidiary Partnership or any Subsidiary, or to the knowledge of the Company or the Subsidiary Partnership, any of their respective directors, officers, representatives or affiliates has taken, directly or indirectly, any action intended, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ss)                              the Company, the Subsidiary Partnership and each Subsidiary carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company or the Subsidiary Partnership) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions (including the Transactions) contemplated by the Registration Statement, the Disclosure Package and the Prospectus and as is customary for companies engaged in businesses similar to the business of the Company, all of which insurance is in full force and effect in all material respects;

(tt)                                the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes thereto, (i) fairly present the financial position of the Company, Aspire Real Estate Investors Predecessor I (“Predecessor I”) or Aspire Real Estate Investors Predecessor II (“Predecessor II”) as of the respective dates thereof, and the results of operations and statements of cash flows for the periods then ended and (ii) have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved and in accordance with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; the financial statement schedules of the Company, Predecessor I and Predecessor II, if any, and the financial data of the Company, Predecessor I and Predecessor II in the Registration Statement, Disclosure Package and the Prospectus, fairly present the information shown therein and have been compiled on a basis consistent with the financial statements of the Company, Predecessor I or Predecessor II included in the Registration Statement, the Disclosure Package and the Prospectus; the unaudited pro forma consolidated financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the Commission’s rules and guidelines with respect to pro forma financial statements, the assumptions used in the preparation of such pro forma financial statements are reasonable in all material respects and the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein; no pro forma financial information, financial statements or supporting schedules other than those included in each of the Registration Statement, the Disclosure Package and the Prospectus are required to be included in the Registration Statement, the Disclosure Package or the Prospectus; all disclosures included in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act Regulations, and Item 10 of Regulation S-K of the Securities Act Regulations, to the extent applicable;

(uu)                          (i) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and Predecessor II delivered their reports with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to such entities within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States); (ii) Novogradac & Company LLP, who have certified certain financial statements of Predecessor I and delivered their report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to Predecessor I within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States);

(vv)                          the Company, the Subsidiary Partnership and each of the Subsidiaries maintains effective internal control over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 of the Exchange Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal control over financial reporting and there has been no material change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates of the information given in the Registration Statement, the Disclosure Package and the Prospectus; the Company maintains a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure;

(ww)                      none of the Company, the Subsidiary Partnership, any Subsidiary or any director, officer or employee of the Company, the Subsidiary Partnership or any Subsidiary nor, to the knowledge of the Company or the Subsidiary Partnership, any agent or representative of the Company, the Subsidiary Partnership, any Subsidiary or any of their affiliates, is aware of or has taken any action, directly or indirectly, that would result in (i) a violation by such persons of the Foreign Corrupt

Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) a violation by such persons of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom (the “Bribery Act”), or any other applicable anti-bribery or anti-corruption laws; the Company, the Subsidiary Partnership and the Subsidiaries and, to the knowledge of the Company and the Subsidiary Partnership, the affiliates of the Company or the Subsidiary Partnership have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith; none of the Company, the Subsidiary Partnership or any Subsidiary will use, directly or indirectly, the proceeds of the offering of the Shares, the Private Placement Shares or the Private Placement Partnership Units in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;

(xx)                          the operations of the Company, the Subsidiary Partnership and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Subsidiary Partnership or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(yy)                          (i) none of the Company, the Subsidiary Partnership, any Subsidiary, or any director, officer or employee of the Company, the Subsidiary Partnership or any Subsidiary nor, to the knowledge of the Company or the Subsidiary Partnership, any agent, affiliate or representative of the Company, the Subsidiary Partnership or any Subsidiary, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria); (ii) neither the Company nor the Subsidiary Partnership will, directly or indirectly, use the proceeds of the offering of the Shares, the Private Placement Shares or the Private Placement Partnership Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Shares, the Private Placement Shares or the Private Placement Partnership Units, whether as underwriter, advisor, investor or otherwise); and (iii) the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(zz)                            any certificate signed by any officer of the Company or the Subsidiary Partnership delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or the Subsidiary Partnership, as the case may be, to the Underwriters as to the matters covered thereby;

(aaa)                   except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Company, the Subsidiary Partnership and the Subsidiaries have accurately prepared and timely filed any and all federal, state, foreign, local and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company, the Subsidiary Partnership or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s, the Subsidiary Partnership’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the Company’s or the Subsidiary Partnership’s knowledge, threatened, (iii) since the date of the most recent audited financial statements, none of the Company, the Subsidiary Partnership or any Subsidiary has incurred any liability for taxes other than in the ordinary course of its business and (iv) there is no tax lien, whether imposed by any federal, state, foreign, local or other taxing authority, outstanding against the assets, properties or business of the Company, the Subsidiary Partnership or any Subsidiary;

(bbb)                   except as described in each of the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) none of the Company, the Subsidiary Partnership or any Subsidiary is or, upon the consummation of the Transactions, will be in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company, the Subsidiary Partnership and each Subsidiary have and, upon the consummation of the Transactions, will have all permits, authorizations and approvals required under any applicable Environmental Laws and are and, upon the consummation of the Transactions, will be in compliance with their requirements, (iii) there are and, upon the consummation of the Transactions, will be no pending or, to the knowledge of the Company or the Subsidiary Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, the Subsidiary Partnership or any Subsidiary or any of the Properties and (iv) to the knowledge of the Company or the Subsidiary Partnership, there are and, upon the consummation of the Transactions, will be no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Subsidiary Partnership or any Subsidiary or any of the Properties relating to Hazardous Materials or any Environmental Laws;

(ccc)                      each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company, the Subsidiary Partnership, any Subsidiary or any of their affiliates for employees or former employees of the Company, the Subsidiary Partnership any such Subsidiary or any of their affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA;

(ddd)                   no labor disturbance by or dispute with employees of the Company, the Subsidiary Partnership or any Subsidiary exists or, to the knowledge of the Company or the Subsidiary Partnership, is contemplated or threatened and neither the Company nor the Subsidiary Partnership is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s, the Subsidiary Partnership’s or any Subsidiary’s principal suppliers, contractors or customers, except in each case as would not reasonably expected to have a Material Adverse Effect;

(eee)                      the Company, the Subsidiary Partnership and each Subsidiary are in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company, the Subsidiary Partnership or any Subsidiary are required to comply as of the date of this Agreement, and are actively taking steps to ensure that they will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company, the Subsidiary Partnership or any Subsidiary;

(fff)                         any statistical, tenant and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus is based on or derived from sources that the Company and the Subsidiary Partnership believe to be reliable and accurate in all material respects and, to the extent required, the Company or the Subsidiary Partnership has obtained the written consent to the use of such data from such sources;

(ggg)                      no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(hhh)                   the Shares have been approved for listing on the NYSE, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon listing, it will be in compliance with all applicable corporate governance requirements set forth in the NYSE’s listing standards that are then in effect;

(iii)                               the Registration Statement, the Disclosure Package, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Disclosure Package, the Prospectus, any such Preliminary Prospectus and any such Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(jjj)                            no consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered;

(kkk)                   the Company has not offered, or caused the Directed Share Entities (as defined in Section 10(f)) to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products;

(lll)                               no relationship, direct or indirect, exists between or among the Company, the Subsidiary Partnership or any Subsidiary, on the one hand, and the director, officers or stockholders, customers or suppliers of the Company, the Subsidiary Partnership or any Subsidiary, on the other hand, which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and which is not so described;

(mmm)       none of the Company, the Subsidiary Partnership or any Subsidiary has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(nnn)                   each of the directors named as an independent director in the Registration Statement, the Disclosure Package and the Prospectus is “independent” within the meaning of the corporate governance rules of the NYSE.

4.                                      Representations and Warranties of the Manager:

The Manager represents and warrants to each Underwriter that:

(a)                                 the Manager is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, and has all power and authority necessary to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus;

(b)                                 the Manager has full right, power and authority to execute and deliver this Agreement and to execute and deliver the Transaction Documents to which the Manager is or will be a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents; this Agreement and the other Transaction Documents to which the Manager is or will be a party and the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized and approved by all necessary limited liability company action on the part of the Manager, and this Agreement and the other Transaction Documents to which the Manager is a party have been executed and delivered by the Manager and will constitute legal, valid and binding agreements of the Manager, enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(c)                                  the Manager is not in violation of, in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a violation of, a breach of, or a default under) (i) the limited liability company agreement of the Manager (the “Manager Organizational Document”), (ii) any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its properties are bound or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Manager (including any law, regulation, rule, decree, judgment, permit or order applicable to it upon the consummation of the Transactions), except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Manager (a “Manager Material Adverse Effect”);

(d)                                 except as described in Registration Statement, the Disclosure Package and the Prospectus, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Manager of this Agreement or the Management Agreement or the other Transaction Documents to which the Manager is or will be a party or the consummation by the Manager of the transactions contemplated by this Agreement and such Transaction Documents, other than such as have been obtained or made, or will have been obtained or made at the Closing Time;

(e)                                  except as may be otherwise stated in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any event, circumstance or change that has, or would reasonably be expected, individually or in the aggregate, to have, a Manager Material Adverse Effect or that could prevent the Manager from carrying out its obligations under this Agreement, the Management Agreement or the other Transaction Documents to which the Manager is a party;

(f)                                   other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending against the Manager or any Transaction Entity or, to the knowledge of the Manager, threatened against the Manager or any Transaction Entity, any of their respective properties, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

(g)                                  the Manager has not been notified that any of the Manager’s officers, investment committee members, investment professionals or other key persons named in the Registration Statement, the Disclosure Package and the Prospectus plans to terminate his or her employment or association with the Manager; none of the Manager or any of the Manager’s officers, investment committee members or other key persons named in the Registration Statement, the Disclosure Package and the Prospectus is subject to any non-competition, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the business activities of the Company, the Subsidiary Partnership, any Subsidiary or the Manager as described in the Registration Statement, the Disclosure Package and the Prospectus;

(h)                                 the Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the this Agreement, the Management Agreement or the other Transaction Documents to which the Manager is a party as described in the Registration Statement, the Disclosure Package and the Prospectus;

(i)                                     the Manager has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(j)                                    no labor disturbance by or dispute with employees of the Manager or any of its subsidiaries or, to the knowledge of the Manager, the Property Manager exists or, to the knowledge of the Manager, is contemplated or threatened, and the Manager is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Manager Material Adverse Effect;

(k)                                 any financial, performance, statistical or other data or information regarding the Manager and/or its subsidiaries or the Transaction Entities that is included in the Registration Statement, the Disclosure Package or the Prospectus is derived from their accounting or other applicable records, as applicable, and is true and correct in all material respects; nothing has come to the attention of the Manager that has caused the Manager to believe that any of the statistical, tenant and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus is not based on or derived from sources that are accurate in all material respects and, to the extent required, the Manager has obtained the written consent to the use of such data from such sources;

(l)                                     the Manager (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 of the Securities Act Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Shares;

(m)                             the Manager operates under the Company’s system of internal accounting controls in order to provide reasonable assurances that (i) transactions effectuated by it on behalf of the Company, the Subsidiary Partnership or any Subsidiary pursuant to its duties set forth in the Management Agreement are executed in accordance with the general or specific authorization of the management of the Company and (ii) access to the Company’s, the Subsidiary Partnership’s or any Subsidiary’s assets is permitted only in accordance with the general or specific authorization of the management of the Company;

(n)                                 each of the Manager and the Property Manager has the financial, personnel and other resources available to it necessary for the performance of its services and obligations as contemplated hereby and in the Management Agreement, the Property Management Agreements, the Registration Statement, the Disclosure Package and the Prospectus;

(o)                                 each of the Manager and the Property Manager is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which the Manager and the Property Manager are engaged; all policies of insurance and fidelity or surety bonds insuring the Manager or the Property Manager or the Manager’s or the Property Manager’s business, assets, employees, officers and directors, as applicable, are in full force and effect, except as would not reasonably be expected to have a Manager Material Adverse Effect; neither the Manager nor the Property Manager has been refused any insurance coverage sought or applied for;

(p)                                 the Property Manager is an S corporation duly incorporated and validly existing and in good standing under the laws of the State of California, is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, and has all power and authority necessary to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus;

(q)                                 each of the Transaction Entities has the legal power and authority to execute and deliver the Transaction Documents to which such Transaction Entity is a party and to consummate the transactions contemplated by such Transaction Documents;

(r)                                    none of the Transaction Entities is in violation of, in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a violation of, a breach of, or a default under) (i) its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, certificate of limited partnership or agreement of limited partnership of any such Transaction Entity (the “Transaction Entity Organizational Documents”) or (ii) any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which such Transaction Entity is a party or by which any of them or their respective properties are bound or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to such Transaction Entity (including any law, regulation, rule, decree, judgment, permit or order applicable to it upon the consummation of the Transactions), except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Manager Material Adverse Effect;

(s)                                   each Transaction Document (i) has been or prior to the Closing Time will be duly authorized by each Transaction Entity, to the extent any such party is a party thereto, and (ii) will constitute a legal, valid and binding agreement of such Transaction Entity enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the enforceability of the indemnification provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(t)                                    the Property Manager is owned and controlled by Avanath and MacFarlane; and

(u)                                 the execution, delivery and performance by the Manager and, to the knowledge of the Manager, each of the Transaction Entities of any Transaction Document to which it is a party and performance by the Manager and, to the knowledge of the Manager, each of the Transaction Entities of any Transaction Document to which it is a party, and the consummation by the Manager and, to the knowledge of the Manager, each of the Transaction Entities of the transactions contemplated by any Transaction Document to which it is a party, will not result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Manager or the Transaction Entities or conflict with, or result in any violation of or any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a violation of or a breach of or a default under), (i) any provision of the Manager Organizational Document or, to the knowledge of the Manager, any Transaction Entity Organizational Documents, (ii) any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager or any Transaction Entity is a party or by which it or its respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, consent, license, permit or order applicable to the Manager or any Transaction Entity (including any law, regulation, rule, decree, judgment, permit or order applicable to it upon the consummation of the Transactions), except in the case of clauses (ii) or (iii) above for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Manager Material Adverse Effect, or a Manager Material Adverse Effect on consummation of the transaction contemplated hereby.

5.                                      Certain Covenants of the Company, the Subsidiary Partnership and the Manager:

(a)                                 Upon the basis of each Underwriter’s covenants contained herein, each of the Company and the Subsidiary Partnership, jointly and severally, agrees with each Underwriter:

(i)                                     to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares; provided, however, that neither the Company nor the Subsidiary Partnership shall be required to qualify as a foreign corporation or other foreign entity or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares);

(ii)                                  if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;

(iii)                               to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to, and within the time period required by, Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act and to deliver to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(iv)                              to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

(v)                                 to furnish a copy of each proposed Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, which consent shall not be unreasonably withheld, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II to this Agreement;

(vi)                              to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(vii)                           to advise the Representatives promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Testing the Waters Communication, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing the Waters Communication or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated by this Agreement; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

(viii)                        to advise the Underwriters promptly of the happening of any event or development known to the Company or the Subsidiary Partnership within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, (i) would require the making of any change in the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing the Waters Communication, so that the Registration Statement, the Disclosure Package, the Prospectus, such Issuer Free Writing Prospectus or such Written Testing the Waters Communication would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or (iii) if it is necessary at any time to amend or supplement the Disclosure Package or the Prospectus to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Disclosure Package or the Prospectus so that the Disclosure Package or the Prospectus as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Disclosure Package or the Prospectus will comply with the law;

(ix)                              to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(x)                                 prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

(xi)                              if requested, to furnish promptly to each Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

(xii)                           to apply the net proceeds from the sale by the Company of the Shares, the Private Placement Shares and the Private Placement Partnership Units in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus;

(xiii)                        except as contemplated by this Agreement or in the Disclosure Package and the Prospectus, not to, and to use its commercially reasonable efforts to cause is officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(xiv)                       to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

(xv)                          to use its best efforts to maintain the listing of the Shares on the NYSE and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE;

(xvi)                       to promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of the completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 5(a)(xviii);

(xvii)                    to cause the persons listed on Schedule IV to this Agreement to furnish to the Representatives, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit A to this Agreement;

(xviii)                 for a period of 180 days after the date of this Agreement, to refrain, without the prior written consent of each of the Representatives (which consent may be withheld or delayed in the Representatives’ sole discretion), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any Common Stock or any Partnership Units or any securities convertible into or exercisable or exchangeable for Common Stock or Partnership Units, or filing any registration statement under the Securities Act with respect to any of the foregoing, (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Stock or Partnership Units or (iii) publicly disclosing an intention to conduct any such transaction described in clause (i) or (ii) above, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, Partnership Units or such other securities, in cash or otherwise; the foregoing restriction shall not apply to (i) the Shares to be sold hereunder, and (ii) the Private Placement Shares and the Private Placement Partnership Units, and (iii) the Partnership Units to be issued in exchange for the proceeds received from the sale of the Shares and the Private Placement Shares as described in each of the Registration Statement, the Disclosure Package and the Prospectus;

(xix)                       the Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative;

(xx)                          the Company and the Subsidiary Partnership have not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Shares, other than the Disclosure Package and the Prospectus;

(xxi)                       the Company will enter stop transfer instructions with the transfer agent and registrar of the Common Stock against the transfer of shares of Common Stock and securities convertible into or exercisable or exchangeable for shares of Common Stock that are subject to the lock-up agreements described in Section 5(a)(xviii) except in compliance with the restrictions set forth in such letters;

(xxii)                    that the Company and the Subsidiary Partnership will use their commercially reasonable efforts to conduct their affairs in such a manner so as to ensure that the Company, the Subsidiary Partnership and any of the Subsidiaries will not be an “investment company” or an entity “controlled” by an investment company within the meaning of the Investment Company Act;

(xxiii)                 that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program;

(xxiv)                to use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2020, and to use its best efforts to continue to qualify for taxation as a REIT under the Code thereafter and not to take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company to be so qualified;

(xxv)                   to use its best efforts to meet the requirements for qualification as a QOF under the Code and to avoid the application of penalty taxes under Section 1400Z-2(f) of the Code commencing with the month in which the public offering of the Shares occurs, and to use its best efforts to continue to qualify as a QOF under the Code and to avoid penalty taxes under Section 1400Z-2(f) of the Code and not to take any action to revoke or otherwise terminate the Company’s qualification as a QOF, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company to be so qualified;

(xxvi)                the Company and the Subsidiary Partnership will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company and the Subsidiary Partnership undertake to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing certification; and

(xxvii)             if, Morgan Stanley & Co. LLC and B. Riley Securities, Inc., in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(a)(xviii) and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, then the Company shall issue a press release through a major news service at least two business days before the effective date of the release or waiver containing substantially the following:

Aspire Real Estate Investors, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC and B. Riley Securities, Inc., joint book-running managers in the Company’s recent initial public offering of                shares of common stock of the Company, is releasing a lock-up restriction with respect to         shares of the Company’s common stock held by [insert name/type of holder] of the Company. This release will take effect on                   , 202 , and the shares may be sold on or after that date.

(b)                                 The Manager covenants and agrees with each Underwriter that:

(i)                                     the Manager has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Shares, other than the Disclosure Package and the Prospectus;

(ii)                                  the Manager will not, and will cause its subsidiaries and affiliates over which the Manger exercises control not to (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company; and

(iii)                               the Manager shall abide by the terms of the letter set forth in Exhibit A to this Agreement.

6.                                      Payment of Expenses:

(a)                                 Each of the Company, the Subsidiary Partnership and the Manager agree to pay all costs and expenses incident to the performance of the obligations of the Company, the Subsidiary Partnership and the Manager, respectively, under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing the Waters Communications and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares, if any, to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares by the Company to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonably incurred legal fees and filing fees and other reasonably incurred disbursements of counsel for the Underwriters not to exceed $10,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by FINRA (including the legal fees and filing fees and other reasonably incurred disbursements of counsel for the Underwriters relating thereto up to a maximum amount of $50,000), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares on the NYSE, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, the cost of travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (ix) the offer and sale of Directed Shares by the Underwriters in connection with the Directed Share Program, including all reasonably incurred fees and disbursements of counsel to the Underwriters related thereto, the actual out-of-pocket costs and expenses of preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program, and (x) the performance of the Company’s, the Subsidiary Partnership’s and the Manager’s other obligations hereunder. Except as explicitly provided in this Section 6(a), Section 8 and Section 10, and subject to Section 6(b), the Underwriters shall pay their own expenses.

(b)                                 If this Agreement shall be terminated by the Underwriters pursuant to Section 7, Section 8(i), Section 8(ii) or Section 8(v) the Company and the Subsidiary Partnership, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for their out-of-pocket expenses (including, without limitation, fees and disbursements of Underwriters’ counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

7.                                      Conditions of the Underwriters’ Obligations:

The obligations of the Underwriters hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company, the Subsidiary Partnership and the Manager on the date hereof, at the Closing Time and at each Option Closing Time, as applicable, (ii) the performance by the Company, the Subsidiary Partnership and the Manager of all their respective covenants and other obligations hereunder and (iii) the satisfaction of the following other conditions on the date hereof, prior to the Closing Time, at the Closing Time or at each Option Closing Time, as applicable:

(a)                                 on or before the date hereof, the Representatives shall have received lock-up agreements signed by the persons listed on Schedule IV to this Agreement in the form attached as Exhibit A to this Agreement, and such lock-up agreements shall be in full force and effect at the Closing Time;

(b)                                 prior to the Closing Time or any Option Closing Time:

(i)                                     no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued and no proceedings for such purpose or pursuant to Section 8A under the Securities Act shall have been initiated or, to the Company’s, the Subsidiary Partnership’s or the Manager’s knowledge, threatened by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred,

(ii)                                  all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives,

(iii)                               the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and

(iv)                              the Disclosure Package and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)                                  all filings with the Commission required by Rule 424 of the Securities Act Regulations to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by Rule 424 of the Securities Act Regulations;

(d)                                 FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(e)                                  between the time of execution of this Agreement and the Closing Time or any Option Closing Time, there shall not have occurred any event, circumstance or change constituting a Material Adverse Effect (a “Material Adverse Change”);

(f)                                   concurrently with the Closing Time, the Company shall have issued and sold the Private Placement Shares and the Private Placement Partnership Units to the Private Placement Purchasers pursuant to the Private Placement Purchase Agreements, and the Company shall have paid any Private Placement Fees;

(g)                                  at the Closing Time, the Shares shall have been approved for listing on the NYSE, subject to official notice of issuance;

(h)                                 at the Closing Time, the Company, the Subsidiary Partnership and the Manager shall furnish or cause to be furnished to the Underwriters (i) the opinion and negative assurance letter of Vinson & Elkins L.L.P., counsel for the Company, the Subsidiary Partnership and the Manager, each addressed to the Representatives and dated the Closing Time, in substantially the form set forth on Exhibit B-1 and Exhibit B-2 to this Agreement, (ii) the opinion of Vinson & Elkins L.L.P., tax counsel for the Company, regarding certain U.S. federal income tax matters, addressed to the Representatives and dated the Closing Time, in substantially the form set forth on Exhibit B-3 to this Agreement and (iii) the opinion of Venable LLP, Maryland counsel for the Company, addressed to the Representatives and dated the Closing Time, in substantially the form set forth on Exhibit C to this Agreement;

(i)                                     at the Closing Time, the Underwriters shall have received an opinion and negative assurance letter of Clifford Chance US LLP, counsel for the Underwriters, each addressed to the Representatives and dated the Closing Time, in form and substance reasonably satisfactory to the Representatives;

(j)                                    on the date hereof and at the Closing Time, the Representatives shall have received from Deloitte & Touche LLP “comfort” letters dated the date hereof and dated the Closing Time, respectively, and in each case addressed to the Representatives and in form and substance satisfactory to the Representatives; provided that the letters dated the date hereof and the letters dated the Closing Time shall use a “cut-off date” not earlier than two business days prior to the date hereof and the Closing Time, respectively;

(k)                                 on the date hereof and at the Closing Time, the Representatives shall have received from Novogradac & Company LLP “comfort” letters and “procedures” letters dated the date hereof and dated the Closing Time, respectively, and in each case addressed to the Representatives and in form and substance satisfactory to the Representatives; provided that the letters dated the date hereof and the letters dated the Closing Time shall use a “cut-off date” not earlier than two business days prior to the date hereof and the Closing Time, respectively;

(l)                                     at the Closing Time, the Company and the Subsidiary Partnership shall have delivered to the Representatives a certificate dated the Closing Time, executed by the chairman of the board of directors or its principal executive officer and the principal financial officer of the Company, on behalf of the Company and the Subsidiary Partnership, to the effect that:

(i)                                     the representations and warranties of the Company and the Subsidiary Partnership in this Agreement are true and correct, as if made on and as of the Closing Time,

(ii)                                  the conditions set forth in Section 7(b) and Section 7(f) have been satisfied and are true and correct as of the Closing Time,

(iii)                               the Company and the Subsidiary Partnership have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time,

(iv)                              no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no proceedings for that purpose or pursuant to Section 8A under the Securities Act have been instituted or are pending or, to their knowledge, threatened under the Securities Act,

(v)                                 the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus, any amendment or supplement thereto, and this Agreement, and that when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time, any Preliminary Prospectus, the Registration Statement, the Disclosure Package and the Prospectus, and any amendments or supplements thereto, in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, the Registration Statement and any amendments thereto, did not and, as of the Closing Time, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Registration Statement, the Disclosure Package and the Prospectus, and any amendments or supplements thereto, did not and as of the Closing Time, do not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Disclosure Package or the Prospectus which has not been so set forth, and

(vi)                              subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been (a) any Material Adverse Change (b) any transaction that is material to the Company, the Subsidiary

Partnership and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, the Subsidiary Partnership and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock, Partnership Units membership interests, partnership interests, or ownership interests, or outstanding indebtedness of the Company, the Subsidiary Partnership or any Subsidiary that is material to the Company, the Subsidiary Partnership and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock, Partnership Units, membership interests, partnership interests, or ownership interests of the Company, the Subsidiary Partnership or any Subsidiary or (f) any loss or damage (whether or not insured) to the property of the Company, the Subsidiary Partnership or any Subsidiary which has been sustained which has a Material Adverse Effect;

(m)                             at the Closing Time, the Company shall have delivered to the Representatives a certificate dated the Closing Time, executed by its principal financial officer, on behalf of the Company, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package and the Prospectus and certifying as to the accuracy of certain operating data and or financial data in the Registration Statement, the Disclosure Package and the Prospectus, including the statements and documents included in the Registration Statement, the Disclosure Package and the Prospectus that are not comforted by Deloitte & Touche LLP or Novogradac & Company LLP in their letters referred to in Section 7(j) and Section 7(k), respectively;

(n)                                 at the Closing Time, the Manager shall have delivered to the Representatives a certificate dated the Closing Time, to the effect that (i) the representations and warranties of the Manager set forth in this Agreement are true and correct as if made on and as of the Closing Time and (ii) the Manager has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;

(o)                                 the Company, the Subsidiary Partnership and the Manager shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Disclosure Package and the Prospectus, the representations, warranties and statements of the Company, the Subsidiary Partnership and the Manager contained in this Agreement, and the performance by the Company, the Subsidiary Partnership and the Manager of their covenants contained in this Agreement, and the fulfillment of any conditions contained in this Agreement, as of the Closing Time as the Underwriters may reasonably request;

(p)                                 at each Option Closing Time:

(i)                                     the Company, the Subsidiary Partnership and the Manager shall furnish or cause to be furnished to the Underwriters (i) the opinion and negative assurance letter of Vinson & Elkins L.L.P., counsel for the Company, the Subsidiary Partnership and the Manager, each addressed to the Representatives and dated such Option Closing Time, relating to the Option Shares to be purchased at such Option Closing Time and otherwise to the same effect as the opinion and negative assurance letter required by Section 7(h)(i), (ii) the opinion of Vinson & Elkins L.L.P., tax counsel for the Company, regarding certain U.S. federal income tax matters, addressed to the Representatives and dated such Option Closing Time, relating to the Option Shares to be purchased at such Option Closing Time and otherwise to the same effect as the opinion required by Section 7(h)(ii) and (iii) the opinion of Venable LLP, Maryland counsel for the Company, addressed to the Representatives and dated such Option Closing Time, relating to the Option Shares to be purchased at such Option Closing Time and otherwise to the same effect as the opinion required by Section 7(h)(iii);

(ii)                                  the Underwriters shall have received an opinion and negative assurance letter of Clifford Chance US LLP, counsel for the Underwriters, each addressed to the Representatives and dated such Option Closing Time, relating to the Option Shares to be purchased at such Option Closing Time and otherwise to the same effect as the opinion and negative assurance letter required by Section 7(i);

(iii)                               the Representatives shall have received from Deloitte & Touche LLP “comfort” letters, each dated such Option Closing Time, and in each case addressed to the Representatives and in form and substance satisfactory to the Representatives and substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 7(j); provided that the letters shall use a “cut-off date” not earlier than two business days prior to such Option Closing Time;

(iv)                              the Representatives shall have received from Novogradac & Company LLP “comfort” letters and “procedures” letters, each dated such Option Closing Time, and in each case addressed to the Representatives and in form and substance satisfactory to the Representatives and substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 7(k); provided that the letters shall use a “cut-off date” not earlier than two business days prior to such Option Closing Time;

(v)                                 the Company and the Subsidiary Partnership shall have delivered to the Representatives a certificate dated such Option Closing Time, executed by the chairman of the board of directors or its principal executive officer and the principal financial officer of the Company, on behalf of the Company and the Subsidiary Partnership, confirming that the certificate delivered at the Closing Time pursuant to Section 7(l) remains true and correct as of such Option Closing Time;

(vi)                              [the Company shall have delivered to the Representatives a certificate dated such Option Closing Time, executed by its principal financial officer, on behalf of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 7(m) remains true and correct as of such Option Closing Time;]

(vii)                           the Manager shall have delivered to the Representatives a certificate dated such Option Closing Time, confirming that the certificate delivered at the Closing Time pursuant to Section 7(n) remains true and correct as of such Option Closing Time; and

(viii)                        the Company, the Subsidiary Partnership and the Manager shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Disclosure Package and the Prospectus, the representations, warranties and statements of the Company, the Subsidiary Partnership and the Manager contained in this Agreement, and the performance by the Company, the Subsidiary Partnership and the Manager of their covenants contained in this Agreement, and the fulfillment of any conditions contained in this Agreement, as of such Option Closing Time as the Underwriters may reasonably request.

8.                                      Termination:

The Representatives may terminate this Agreement at any time prior to the Closing Time or any Option Closing Time if (i) any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) there has been, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change, or material change in management of the Company, the Subsidiary Partnership, any Subsidiary, or the Manager, whether or not arising in the ordinary course of business, such as to make it, in the judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, (iii) if trading generally on the NYSE or in the Nasdaq Global Market has been suspended, or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or any other governmental authority or by order of the Commission or any other governmental authority, (iv) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (v) trading in any securities of the Company has been suspended by the Commission or by the NYSE, (vi) a banking moratorium has been declared by either the United States or New York State authorities, (vii) if the United States shall have declared war in accordance with its constitutional process or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions of such magnitude in its effect on the financial markets of the United States as, in the judgment of the Representatives, to make it impracticable to market the Shares, (viii) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Company, the Subsidiary Partnership or any Subsidiary or (ix) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representatives, would reasonably be expected to have a material adverse effect on the securities markets in the United States.

If the Representatives elect to terminate this Agreement as provided in this Section 8, the Company, the Subsidiary Partnership, the Manager and the Underwriters shall be notified promptly by telephone, letter, electronic mail or fax, in each case promptly confirmed by letter, electronic mail or fax.

If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party, except that the provisions of Section 6 and Section 10 shall at all times be effective and shall survive such termination.

9.                                      Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or at any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party, except that the provisions of Section 6 and Section 10 shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

10.                               Indemnity and Contribution by the Company, the Subsidiary Partnership and the Underwriters:

(a)                                 The Company and the Subsidiary Partnership, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, agents, directors and officers, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or is an affiliate of the Underwriter within the meaning of Rule 405 of the Securities Act, as well as the successors and assigns of all of the foregoing persons from and against any loss, expense, liability, damage or claim (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) which, jointly or severally, any such Underwriter or person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, (ii) the Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d)

under the Securities Act (v) the Prospectus, (vi) any Written Testing the Waters Communication, or (vii) any “road show” identified in part C of Schedule II to this Agreement (the “Road Show”), or, in the case of clauses (i) through (vii) above arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with the Underwriter Information (as defined below).

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, the Subsidiary Partnership, and any person who controls the Company or the Subsidiary Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) which the Company, the Subsidiary Partnership or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, (ii) the Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, (iv) any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, (v) the Prospectus, (vi) any Written Testing the Waters Communication, or (vii) any Road Show, or, in the case of clauses (i) through (vii) above arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, except only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information. For purposes of this Agreement, the statements set forth in the Registration Statement, the Disclosure Package and the Prospectus (i) in the fourth paragraph (regarding sales to accounts over which the Underwriters exercise discretionary authority) of the section entitled “Underwriting,” (ii) in the first and second sentence of the third paragraph (regarding selling concessions and reallowances) of the section entitled “Underwriting,” and (iii) in the first and second paragraphs (regarding stabilization) under the caption “Underwriting—Stabilization” constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company or the Subsidiary Partnership for purposes of this Agreement (the “Underwriter Information”).

(c)                                  If any action is brought against any person or entity (each an “Indemnified Party”) in respect of which indemnity may be sought pursuant to Section 10(a) or Section 10(b), the Indemnified Party shall promptly notify the party or parties obligated to provide such indemnity (each an “Indemnifying Party”) in writing of the institution of such action and the Indemnifying Party shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure or delay to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure or delay results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or (ii) the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or (iii) such Indemnified Party shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party has an actual conflict of interest or that there may be defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing an Indemnified Party who is a party to such action). Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for reasonably incurred fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party pays any settlement payment and such settlement (i) includes a complete and unconditional release of the Indemnified Party from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(d)                                 If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an Indemnified Party under Section 10(a) or Section 10(b) in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Partnership, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Subsidiary Partnership bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and the Subsidiary Partnership, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Subsidiary Partnership, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e)                                  The Company, the Subsidiary Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 10(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 10(d)(i) and, if applicable Section 10(d)(ii). Notwithstanding the provisions of Section 10(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to Section 10(d) are several in proportion to their respective underwriting commitments and not joint.

(f)                                   The Company and the Subsidiary Partnership, jointly and severally, agree to indemnify, defend and hold harmless Morgan Stanley, its partners, agents, directors and officers, any person who controls Morgan Stanley within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or is an affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act, as well as the successors and assigns of all of the foregoing persons (the “Directed Share Entities”) from and against any loss, expense, liability, damage or claim (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company, the Subsidiary Partnership or the Manager for distribution to Directed Participants in connection with the Directed Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that arise out of, or are based upon, the failure of any Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Entities.

(g)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any Directed Share Entity in respect of which indemnity may be sought pursuant to Section 10(f), the Directed Share Entity seeking indemnity shall promptly notify the Company or the Subsidiary Partnership in writing and the Company or the Subsidiary Partnership, upon request of the Directed Share Entity, shall retain counsel reasonably satisfactory to the Directed Share Entity to represent the Directed Share Entity and any others the Company or the Subsidiary Partnership may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Directed Share Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Directed Share Entity unless (i) the Company or the Subsidiary Partnership shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Directed Share Entity and one or more of the Company and the Subsidiary Partnership and representation of such parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company and the Subsidiary Partnership shall not, in respect of the legal expenses of the Directed Share Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Directed Share Entities. Any such separate firm for the Directed Share Entities shall be designated in writing by Morgan Stanley. The Company or the Subsidiary Partnership shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company and the Subsidiary Partnership agree to indemnify the Directed Share Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Directed Share Entity shall have requested the Company or the Subsidiary Partnership to reimburse it for reasonably incurred fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company or the Subsidiary Partnership of the aforesaid request and (ii) the Company or the Subsidiary Partnership shall not have reimbursed the Directed Share Entity in accordance with such request prior to the date of such settlement. The Company or the Subsidiary Partnership shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Directed Share Entity is or could have been a party and indemnity could have been sought hereunder by such Directed Share Entity, unless such settlement includes an unconditional release of the Directed Share Entities from all liability on claims that are the subject matter of such proceeding.

(h)                                 To the extent the indemnification provided for in Section 10(f) is unavailable to a Directed Share Entity or insufficient in respect of any losses, expenses, liabilities, damages or claims referred to therein, then the Company or the Subsidiary Partnership, in lieu of indemnifying the Directed Share Entity thereunder, shall contribute to the amount paid or payable by such Directed Share Entity as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Partnership, on the one hand, and the Directed Share Entities, on the other hand, from the offering of the Directed Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Partnership, on the one hand, and of the Directed Share Entities, on the other hand, in connection with any statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Partnership, on the one hand, and the Directed Share Entities, on the other hand, in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Entities for the Directed Shares (if any), bear to the aggregate public offering price of the Directed Shares. If the loss, expense, liability, damage or claim is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company and the Subsidiary Partnership, on the one hand, and of the Directed Share Entities, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement or omission or alleged omission relates to information supplied by the Company or the Subsidiary Partnership, on the one hand, or by the Directed Share Entities, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(i)                                     The Company, the Subsidiary Partnership, and the Directed Share Entities agree that it would not be just and equitable if contribution pursuant to Section 10(f) through this Section 10(i) were determined by pro rata allocation (even if the Directed Share Entities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 10(h). The amount paid or payable by the Directed Share Entities as a result of the losses, expenses, liabilities, damages or claims referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Directed Share Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 10(f) through this Section 10(i), no Directed Share Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share Entity has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in Section 10(f) through this Section 10(i) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The indemnity and contribution provisions contained in Section 10(f) through this Section 10(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Entity or the Company or the Subsidiary Partnership, its officers or directors or any person controlling the Company or the Subsidiary Partnership and (iii) acceptance of and payment for any of the Directed Shares.

11.                               Survival:

The indemnity and contribution agreements contained in Section 10 and the covenants, warranties and representations of the Company, the Subsidiary Partnership and the Manager contained in Sections 3, 4, 5 and 6 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, agents, directors and officers, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or is an affiliate of the Underwriter within the meaning of Rule 405 of the Securities Act, as well as the successors and assigns of all of the foregoing persons or by or on behalf of the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, the Subsidiary Partnership, or any person who controls the Company or the Subsidiary Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, the Subsidiary Partnership, the Manager and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding in connection with the sale and delivery of the Shares or in connection with the Registration Statement or Prospectus against it or any of the other persons set forth in this Section 11.

12.                               Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth in this Agreement. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company, the Subsidiary Partnership and the Manager acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, the Subsidiary Partnership and the Manager and the several Underwriters and the Company, the Subsidiary Partnership and the Manager are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement, (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Subsidiary Partnership or the Manager, or their affiliates, equityholders, creditors or employees or any other party, (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company, the Subsidiary Partnership or the Manager with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Subsidiary Partnership or the Manager on other matters) and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Subsidiary Partnership and the Manager and that the several Underwriters have no obligation to disclose any of such interests. Each of the Company, the Subsidiary Partnership and the Manager acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth in this Agreement. Each of the Company, the Subsidiary Partnership and the Manager hereby waives and releases, to the fullest extent permitted by law, any claims that the Company, the Subsidiary Partnership and the Manager may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty in connection with the offering of the Shares contemplated by this Agreement.

13.                               Notices:

Except as otherwise provided in this Agreement, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to Legal and Compliance Division; B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, Attention: Syndicate Department, Email: capitalmarkets@brileyfbr.com; BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York New York 10026 (fax: (212) 702-1205); Attention: Legal Department; and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, facsimile number: (212) 214-5918; with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Attention: Jay Bernstein, facsimile number: (212) 878-8375; if to the Company, the Subsidiary Partnership or the Manager, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1920 Main Street, Suite 150, Irvine, California 92614, Attention: Daryl J. Carter, facsimile number: [•]; with a copy to Vinson & Elkins L.L.P., 901 East Byrd Street, Suite 1500, Richmond, Virginia 23219, Attention: Daniel M. LeBey, facsimile number: (804) 479-8286.

14.                               Governing Law; Headings:

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, OR DISPUTE RELATING OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE

LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.                               Parties at Interest:

The Agreement set forth herein has been and is made solely for the benefit of the Underwriters, the Company, the Subsidiary Partnership, the Manager and the controlling persons, directors and officers referred to in Section 10 and Section 11, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16.                               Recognition of the U.S. Special Resolution Regimes:

(a)                                 In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.                               Compliance with USA Patriot Act:

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.                               Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company, the Subsidiary Partnership the Manager and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Subsidiary Partnership, the Manager and the Underwriters.

[Remainder of page intentionally left blank]

Very truly yours,

ASPIRE REAL ESTATE INVESTORS, INC.

By:
Name:
Title:

ASPIRE REAL ESTATE INVESTORS, L.P.

By:	Aspire Real Estate TRS, LLC,
its general partner

By: Aspire Real Estate Investors, Inc., its sole member

By:
Name:
Title:

ASPIRE REIT MANAGER, LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

B. RILEY SECURITIES, INC.

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

Each for itself and as Representatives of the other Underwriters named on Schedule I to this Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Name of Party Selling Shares	Number of Initial Shares to be Sold
Morgan Stanley & Co. LLC
B. Riley Securities, Inc.
Wells Fargo Securities, LLC
BMO Capital Markets Corp.
KeyBanc Capital Markets Inc.
Loop Capital Markets LLC
Samuel A. Ramirez & Company, Inc.
Siebert Williams Shank & Co., LLC
Total

SCHEDULE II

Part A

Issuer Free Writing Prospectuses

Part B

Pricing Information

Part C

Road Show

SCHEDULE III

Property Acquisition Agreements

SCHEDULE IV

Lock-up Agreement Signatories

EXHIBIT A

Lock-up Agreement

LOCK-UP AGREEMENT

November [•], 2020

Morgan Stanley & Co. LLC

B. Riley Securities, Inc.

Wells Fargo Securities, LLC

BMO Capital Markets Corp.

as Representatives of the several Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

c/o BMO Capital Markets Corp.

3 Times Square, 25th Floor

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), B. Riley Securities, Inc. (“B. Riley”), Wells Fargo Securities, LLC and BMO Capital Markets Corp. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Aspire Real Estate Investors, Inc., a Maryland corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters named in the Underwriting Agreement, including the Representatives (the “Underwriters”), of [•] shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and B. Riley on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) such transfer or distribution shall not involve a disposition for value, and (iii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (d) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period[ or (e) pledging of shares of Common Stock and securities convertible into or exercisable or exchangeable for Common Stock as collateral for the loan(s) used to fund the purchase of such shares of Common Stock and securities convertible into or exercisable or exchangeable for Common Stock](1). In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and B. Riley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley and B. Riley agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley and B. Riley will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley and B. Riley hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands

(1)                                 Note: Bracketed language to be included only in the Lock-Up Agreements for Mr. Daryl J. Carter, Mr. Jun Sakumoto and Mr. John R. Williams.

that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)(2)

(2)                                 Modify signature block for legal entities.

EXHIBIT B-1

Opinion of Vinson & Elkins L.L.P.

EXHIBIT B-2

Disclosure Letter of Vinson & Elkins L.L.P.

EXHIBIT B-3

Tax Opinion of Vinson & Elkins L.L.P.

EXHIBIT C

Opinion of Venable LLP